                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Chester D. Longenecker and Frederic C. Liskow, and each of them, as their attorneys-in-fact, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to execute one or more amendments (including post-effective amendments) to this Registration Statement and to file any such amendment, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               SIGNATURE                                    TITLE                         DATE
               ---------                                    -----                         ----

/s/ KEITH W. HUGHES
-------------------------------
Keith W. Hughes
                                         Chairman of the Board, Principal Executive   March 1, 2000
                                           Officer and Director

/s/ J. CARTER BACOT
-------------------------------          Director                                     March 1, 2000
J. Carter Bacot

/s/ ERIC S. DOBKIN
-------------------------------          Director                                     March 1, 2000
Eric S. Dobkin

/s/ WILLIAM M. ISSAC
-------------------------------          Director                                     March 1, 2000
William M. Issac

/s/ JUDY JOLLEY MOHRAZ
-------------------------------          Director                                     March 1, 2000
Judy Jolley Mohraz

/s/ H. JAMES TOFFEY, JR.
-------------------------------          Director                                     March 1, 2000
H. James Toffey, Jr.

/s/ KENNETH WHIPPLE
-------------------------------          Director                                     March 1, 2000
Kenneth Whipple

/s/ ROY A. GUTHRIE
-------------------------------
Roy A. Guthrie
                                         Director, Senior Executive Vice President    March 1, 2000
                                           and Principal Financial Officer

/s/ JOHN F. STILLO
-------------------------------
John F. Stillo
                                         Senior Vice President, Comptroller and       March 1, 2000
                                           Principal Accounting Officer